Exhibit 99.1

American Safety Insurance Holdings, Ltd.

Reports Second Quarter Financial Results

HAMILTON, Bermuda, August 1, 2012 – American Safety Insurance Holdings, Ltd. (NYSE:ASI) today reported net earnings of $2.2 million for the three months ended June 30, 2012, or $0.21 per diluted share, as compared to $4.1 million, or $0.38 per diluted share, for the same period of 2011.

Financial highlights for the quarter included1:

•	Gross written premiums increased 6% to $87.5 million

•	Net earned premiums increased 5% to $62.0 million

•	Total revenues were $70.1 million compared to $68.2 million

•	The combined ratio was 107.1% compared to 105.6%

•	The combined ratio excluding net weather related property losses was 101.3% compared to 97.0%

•	Net operating earnings[2] exclusive of net weather related property losses were $5.2 million compared to $7.3 million

•	Annualized return on average equity (exclusive of realized and unrealized gains from investments) was 3.0%

•	Book value was $32.28 per diluted share versus $30.80 at December 31, 2011

[1]	All comparisons are with the same period last year unless stated otherwise.
[2]	Net operating earnings (loss) is a non-GAAP financial measure defined by the Company as net earnings adjusted for net realized gains (losses), net of applicable taxes.

Second Quarter Results

Total revenues in the quarter increased to $70.1 million from $68.2 million in 2011 driven by an increase in net earned premiums, partially offset by a decrease in investment income. Net earnings include $3.0 million of after-tax net weather related property losses compared to $3.4 million in the 2011 quarter.

The combined ratio of 107.1% consists of a loss ratio of 65.8% and an expense ratio of 41.3%, compared to 67.4% and 38.2%, respectively, for the same quarter of 2011. Pre-tax net weather related property losses in the 2012 quarter were $3.6 million (or 5.8 points) compared to $5.1 million (or 8.6 points) for the 2011 quarter. The expense ratio increase was attributable to: (a) lower acquisition costs in 2011 due to the impact of property catastrophe losses on profit commissions, (b) mix of business and (c) costs associated with growth initiatives.

Year to Date Results

Total revenues for the six months ended 2012 were $140.1 million compared to $142.0 million in 2011. Net earned premiums increased 9% to $123.4 million, and net realized gains decreased $11.3 million.

The combined ratio was 104.2% compared to 110.8%, composed of a loss ratio of 63.3% and an expense ratio of 40.9%, compared to 72.3% and 38.5%, respectively, in the prior year. The decrease in the loss ratio is primarily attributable to lower pre-tax net weather related property losses of $3.6 million (or 2.9 points) for the six months ended June 30, 2012 compared to $10.8 million (or 9.5 points) for the same period in 2011. The 2011 loss ratio also included $5.0 million (or 4.4 points) of prior year loss reserve strengthening in the Assumed Reinsurance division. The increase in the expense ratio is due to the same factors discussed in the quarter results.

Net earnings for the six months ended June 30, 2012, were $6.2 million, or $0.59 per diluted share, compared to $12.0 million, or $1.11 per diluted share, for the same period in 2011. Net earnings for the six months ended June 30, 2012, include after-tax net weather related property losses of $3.0 million and minimal net realized gains. For the same six months of 2011, after-tax net weather related property losses totaled $8.4 million and net realized gains of $11.3 million. Net operating earnings, exclusive of net weather related property losses, were $9.2 million compared to $9.1 million.

Invested assets increased 2.9% to $908.6 million at June 30, 2012, from $883.1 million at December 31, 2011. Book yield on the portfolio was 3.6% net of investment fees compared to 3.9% in 2011.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer said, “We achieved growth in the E&S and Reinsurance divisions, advancing our strategy to build scale in our product platform. During the quarter, the overall rate environment continued to improve, supporting our ability to generate growth in existing products. Based on our current capital position, we will repurchase shares under our current authorization and expect to complete it by the end of the year.”

Conference Call

A conference call to discuss second quarter 2012 results is scheduled for Thursday, August 2, 2012, at 9:00 a.m. (Eastern Daylight Time), which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com, or the Company’s website at www.amsafety.com. If you are unable to participate at this time, a replay will be available for 30 days, beginning approximately two hours after the call.

This press release contains forward-looking statements. The forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including catastrophe and other losses. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, including developments in loss trends and adequacy and changes in loss reserves and actuarial assumptions.

About Us:

For 25 years, American Safety Insurance Holdings, Ltd. (NYSE:ASI), a Bermuda holding company, has offered innovative solutions outside the U.S. in the reinsurance and alternative risk markets through its subsidiaries, American Safety Reinsurance, Ltd., and American Safety Assurance, Ltd., and in the U.S. for specialty risks and alternative risk markets through its program administrator, American Safety Insurance Services, Inc., and insurance company subsidiaries and affiliates, American Safety Casualty Insurance Company, American Safety Indemnity Company, American Safety Risk Retention Group, Inc., and American Safety Assurance (Vermont), Inc. As a group, ASI’s insurance subsidiaries and affiliates are rated “A” (Excellent) IX by A.M. Best. For additional information, please visit www.asih.bm.

Contacts:

American Safety Insurance Holdings, Ltd.	American Safety Administrative Services, Inc.
Investor Relations	Media Relations
Stephen R. Crim	Patrick Driscoll, CPA, CPCU
scrim@amsafety.bm	patrick.driscoll@amsafety.com
(441) 296-8560	(770) 916-1908

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
INCOME STATEMENT DATA:
Revenues:
Direct earned premiums	$60,595	$60,801	$121,123	$118,456
Assumed earned premiums	15,259	13,851	29,124	25,135
Ceded earned premiums	(13,837)	(15,502)	(26,818)	(30,073)

Net earned premiums	62,017	59,150	123,429	113,518
Net investment income	7,402	8,050	15,214	15,486
Net realized gains (losses)	(13)	194	39	11,302
Fee income	717	786	1,385	1,651
Other income	12	12	25	23

Total revenues	70,135	68,192	140,092	141,980

Expenses:
Losses and loss adjustment expenses	40,819	39,869	78,100	82,129
Acquisition expenses	14,337	13,239	29,081	24,994
Other underwriting expenses	12,013	10,171	22,764	20,370
Interest expense	367	354	785	740
Corporate and other expenses	848	1,026	2,104	1,852

Total expenses	68,384	64,659	132,834	130,085

Earnings before income taxes	1,751	3,533	7,258	11,895
Income tax (benefit) expense	(234)	(549)	872	(581)

Net earnings	1,985	4,082	6,386	12,476
Less: Net earnings (loss) attributable to the non-controlling interest	(182)	30	163	523

Net earnings attributable to ASIH, Ltd.	$2,167	$4,052	$6,223	$11,953

Net earnings per share:
Basic	$0.21	$0.39	$0.61	$1.15

Diluted	$0.21	$0.38	$0.59	$1.11

Weighted average number of shares outstanding:
Basic	10,256,634	10,429,188	10,238,667	10,436,848

Diluted	10,555,222	10,764,542	10,544,627	10,776,398

Loss ratio	65.8%	67.4%	63.3%	72.3%
Expense ratio	41.3%	38.2%	40.9%	38.5%

Combined ratio	107.1%	105.6%	104.2%	110.8%

Net operating earnings:
Net earnings attributable to ASIH, Ltd.	$2,167	$4,052	$6,223	$11,953
Less: Realized investment gains (losses), net of taxes	(13)	146	20	11,208

Net operating earnings	$2,180	$3,906	$6,203	$745

BALANCE SHEET DATA:	June 30, 2012		December 31, 2011
	(unaudited	)
Total investments	$908,626		$883,099
Total assets	1,328,057		1,286,532
Unpaid losses and loss adjustment expenses	698,465		680,201
Total liabilities	977,683		951,852
Total shareholders’ equity	350,374		334,680
Book value per share-diluted	$32.28		$30.80

American Safety Insurance Holdings, Ltd. and Subsidiaries

Segment Data

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30, 2012
	Insurance			Other
	E&S	ART	Reinsurance	Run-off	Total
Gross written premiums	$50,448	$21,498	$15,603	$—	$87,549
Net written premiums	39,735	14,579	15,603	—	69,917
Net earned premiums	33,600	13,157	15,260	—	62,017
Fee & other income	—	738	—	(9)	729
Losses & loss adjustment expenses	20,221	11,875	8,751	(28)	40,819
Acquisition & other underwriting expenses***	15,140	5,865	4,471	874	26,350

Underwriting profit (loss)	(1,761)	(3,845)	2,038	(855)	(4,423)
Net investment income	4,285	1,348	1,595	174	7,402

Pre-tax operating income (loss)	2,524	(2,497)	3,633	(681)	2,979
Net realized gains	—	—	—	—	(13)
Interest and corporate expenses****	—	—	—	—	1,215

Earnings before income taxes	—	—	—	—	1,751
Income tax expense	—	—	—	—	(234)

Net earnings	—	—	—	—	$1,985
Less: Net earnings attributable to the non-controlling interest	—	—	—	—	(182)

Net earnings attributable to ASIH, Ltd.	—	—	—	—	$2,167

Loss ratio	60.2%	90.3%	57.3%	*NM	65.8%
Expense ratio	45.1%	39.0%	29.3%	NM	41.3%

Combined ratio**	105.3%	129.3%	86.6%	NM	107.1%

	Three Months Ended June 30, 2011
	Insurance			Other
	E&S	ART	Reinsurance	Run-off	Total
Gross written premiums	$43,929	$23,923	$15,028	(1)	$82,879
Net written premiums	34,413	17,140	14,864	(1)	66,416
Net earned premiums	29,085	15,616	14,450	(1)	59,150
Fee & other income	(5)	770	—	33	798
Losses & loss adjustment expenses	17,885	12,830	9,153	1	39,869
Acquisition & other underwriting expenses***	12,412	5,916	4,249	833	23,410

Underwriting profit (loss)	(1,217)	(2,360)	1,048	(802)	(3,331)
Net investment income	5,081	1,232	1,586	151	8,050

Pre-tax operating income (loss)	3,864	(1,128)	2,634	(651)	4,719
Net realized gains	—	—	—	—	194
Interest and corporate expenses****	—	—	—	—	1,380

Earnings before income taxes	—	—	—	—	3,533
Income tax benefit	—	—	—	—	(549)

Net earnings	—	—	—	—	$4,082
Less: Net earnings attributable to the non-controlling interest	—	—	—	—	30

Net earnings attributable to ASIH, Ltd.	—	—	—	—	$4,052

Loss ratio	61.5%	82.2%	63.3%	*NM	67.4%
Expense ratio	42.7%	33.0%	29.4%	NM	38.2%

Combined ratio**	104.2%	115.2%	92.7%	NM	105.6%

*	NM = Ratio is not meaningful
**	The U.S. GAAP combined ratio is a measure of underwriting performance and represents the relationship of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses net of fee income to earned premiums.
***	Reclassifications between divisions and segments were made to allocate indirect corporate overhead costs.
****	Excise taxes have been classified as corporate expenses resulting in a reclassification of expenses for prior year.

American Safety Insurance Holdings, Ltd. and Subsidiaries

Segment Data

(Unaudited)

(dollars in thousands)

	Six Months Ended June 30, 2012
	Insurance			Other
	E&S	ART	Reinsurance	Run-off	Total
Gross written premiums	$89,059	$42,676	$29,579	$—	$161,314
Net written premiums	70,468	30,722	29,579	—	130,769
Net earned premiums	64,750	29,501	29,178	—	123,429
Fee & other income	—	1,402	—	8	1,410
Losses & loss adjustment expenses	39,138	21,862	17,100	—	78,100
Acquisition & other underwriting expenses***	29,057	12,253	8,801	1,734	51,845

Underwriting profit (loss)	(3,445)	(3,212)	3,277	(1,726)	(5,106)
Net investment income	8,910	2,778	3,216	310	15,214

Pre-tax operating income (loss)	5,465	(434)	6,493	(1,416)	10,108
Net realized gains	—	—	—	—	39
Interest and corporate expenses****	—	—	—	—	2,889

Earnings before income taxes	—	—	—	—	7,258
Income tax benefit	—	—	—	—	872

Net earnings	—	—	—	—	$6,386
Less: Net earnings attributable to the non-controlling interest	—	—	—	—	163

Net earnings attributable to ASIH, Ltd.	—	—	—	—	$6,223

Loss ratio	60.4%	74.1%	58.6%	*NM	63.3%
Expense ratio	44.9%	36.8%	30.2%	NM	40.9%

Combined ratio**	105.3%	110.9%	88.8%	NM	104.2%

	Six Months Ended June 30, 2011
	Insurance			Other
	E&S	ART	Reinsurance	Run-off	Total
Gross written premiums	$79,924	$45,801	$31,500	(1)	$157,224
Net written premiums	64,015	32,046	30,366	(1)	126,426
Net earned premiums	57,079	29,971	26,469	(1)	113,518
Fee & other income	—	1,630	—	44	1,674
Losses & loss adjustment expenses	35,638	21,844	24,647	—	82,129
Acquisition & other underwriting expenses***	24,633	11,964	7,114	1,653	45,364

Underwriting profit (loss)	(3,192)	(2,207)	(5,292)	(1,610)	(12,301)
Net investment income	9,896	2,352	2,935	303	15,486

Pre-tax operating income (loss)	6,704	145	(2,357)	(1,307)	3,185
Net realized gains	—	—	—	—	11,302
Interest and corporate expenses****	—	—	—	—	2,592

Earnings before income taxes	—	—	—	—	11,895
Income tax benefit	—	—	—	—	(581)

Net earnings	—	—	—	—	$12,476
Less: Net earnings attributable to the non-controlling interest	—	—	—	—	523

Net earnings attributable to ASIH, Ltd.	—	—	—	—	$11,953

Loss ratio	62.4%	72.9%	93.1%	*NM	72.3%
Expense ratio	43.2%	34.5%	26.9%	NM	38.5%

Combined ratio**	105.6%	107.4%	120.0%	NM	110.8%

*	NM = Ratio is not meaningful
**	The U.S. GAAP combined ratio is a measure of underwriting performance and represents the relationship of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses net of fee income to earned premiums.
***	Reclassifications between divisions and segments were made to allocate indirect corporate overhead costs.
****	Excise taxes have been classified as corporate expenses resulting in a reclassification of expenses for prior year.